Filed Pursuant to Rule 424(b)(5)

Registration No. 333-236600

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
1.250% Notes due January 15, 2026	$500,000,000	$64,900
2.000% Notes due May 15, 2030	$1,250,000,000	$162,250
2.750% Notes due May 15, 2040	$1,000,000,000	$129,800
2.900% Notes due May 15, 2050	$1,250,000,000	$162,250
3.125% Notes due May 15, 2060	$1,000,000,000	$129,800

(1)	This filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). The total registration fee due for this offering is $649,000.

(2)

This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Company’s Registration Statement on Form S-3 (File No. 333-236600) in accordance with Rules 456(b) and 457(r) under the Securities Act.

Prospectus Supplement to Prospectus dated February 24, 2020

$5,000,000,000

$   500,000,000 1.250% Notes due January 15, 2026

$1,250,000,000 2.000% Notes due May 15, 2030

$1,000,000,000 2.750% Notes due May 15, 2040

$1,250,000,000 2.900% Notes due May 15, 2050

$1,000,000,000 3.125% Notes due May 15, 2060

We are offering $500,000,000 principal amount of 1.250% notes due January 15, 2026, $1,250,000,000 principal amount of 2.000% notes due May 15, 2030, $1,000,000,000 principal amount of 2.750% notes due May 15, 2040, $1,250,000,000 principal amount of 2.900% notes due May 15, 2050 and $1,000,000,000 principal amount of 3.125% notes due May 15, 2060. We refer to the 2026 notes, the 2030 notes, the 2040 notes, the 2050 notes and the 2060 notes collectively as the notes.

Interest on the 2026 notes will be payable semi-annually on January 15 and July 15, beginning on January 15, 2021, at the rate set forth above. Interest on the 2030 notes, the 2040 notes, the 2050 notes and the 2060 notes will be payable semi-annually on May 15 and November 15, beginning on November 15, 2020, in each case at the applicable rates set forth above. At our option, we may redeem any series of notes, in whole or in part, before their maturity date on not less than 10 nor more than 60 days’ notice by mail on the terms described under the caption “Description of the Notes—Optional Redemption.” If a change of control triggering event as described herein occurs with respect to any series of notes, unless we have exercised our option to redeem all notes of such series, we will be required to offer to repurchase such series of notes, in each case at the prices described under the caption “Description of the Notes—Change of Control Offer.”

The notes will be our senior, unsecured obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated dealer quotation system.

Investing in the notes involves risks. See “Risk Factors” on page S-4 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)		Underwriting Discount		Proceeds to Us (before expenses)
	Per Note	Total	Per Note	Total	Per Note	Total
2026 Notes	99.613%	$498,065,000	0.350%	$1,750,000	99.263%	$496,315,000
2030 Notes	99.157%	$1,239,462,500	0.450%	$5,625,000	98.707%	$1,233,837,500
2040 Notes	97.084%	$970,840,000	0.650%	$6,500,000	96.434%	$964,340,000
2050 Notes	97.181%	$1,214,762,500	0.750%	$9,375,000	96.431%	$1,205,387,500
2060 Notes	97.345%	$973,450,000	0.800%	$8,000,000	96.545%	$965,450,000

Combined Total		$4,896,580,000		$31,250,000		$4,865,330,000

(1)	Plus accrued interest from May 18, 2020 if settlement occurs after that date.

The underwriters expect to deliver the notes to investors on or about May 18, 2020 only in book-entry form through the facilities of The Depository Trust Company and its participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme.

Joint Book-Running Managers

Barclays	BofA Securities	Deutsche Bank Securities	Goldman Sachs & Co. LLC

Morgan Stanley	US Bancorp	Wells Fargo Securities

Citigroup	Credit Suisse	J.P. Morgan

Mizuho Securities	RBC Capital Markets	SunTrust Robinson Humphrey

Senior Co-Managers

BNY Mellon Capital Markets, LLC	HSBC	KeyBanc Capital Markets
PNC Capital Markets LLC	Santander	TD Securities

Co-Managers

Academy Securities	Bancroft Capital	BMO Capital Markets	Drexel Hamilton	Fifth Third Securities

Huntington Capital Markets	Loop Capital Markets	MUFG	Regions Securities LLC

Prospectus Supplement dated May 13, 2020

We have not, and the underwriters have not, authorized any dealer, salesperson or other person to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the Securities and Exchange Commission, or SEC. Neither we nor the underwriters take any responsibility for, or provide any assurance as to the reliability of, any other information that others may provide. This prospectus supplement and the accompanying prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC is current only as of the date of the document containing such information. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to a prospectus which is part of a registration statement that we have filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell the securities described in the accompanying prospectus in one or more offerings. The accompanying prospectus provides you with a general description of the securities we may offer. This prospectus supplement contains specific information about the terms of this offering. This prospectus supplement may add, update or change information contained in the accompanying prospectus. Please carefully read both this prospectus supplement and the accompanying prospectus in addition to the information described below under “Incorporation of Certain Documents by Reference” and in the section of the accompanying prospectus called “Where You Can Find More Information.”

As you read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, there may be inconsistencies in information from one document to another. If this prospectus supplement is inconsistent with the accompanying prospectus, the statements in this prospectus supplement will control. In the event of any other inconsistencies, you should rely on the statements made in the most recent document, including any document incorporated by reference into this prospectus supplement after the date hereof. All information appearing in this prospectus supplement and the accompanying prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents that we have incorporated by reference.

In this prospectus supplement, unless otherwise specified, the terms “UnitedHealth Group,” the “Company,” “we,” “us” or “our” mean UnitedHealth Group Incorporated and its consolidated subsidiaries. Unless otherwise stated, currency amounts in this prospectus supplement are stated in United States dollars, or “$.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We are incorporating by reference certain information filed previously with the SEC into this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update this prospectus supplement. We incorporate by reference the documents listed below, and any filings we hereafter make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act (in each case, excluding any documents or information deemed to have been furnished and not filed in accordance with SEC rules), prior to the termination of the offering under this prospectus supplement:

•	Annual Report on Form 10-K for the year ended December 31, 2019, or 2019 10-K;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020; and

•	Current Report on Form 8-K filed on April 17, 2020.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered copies of this prospectus supplement and any of the documents incorporated by reference into this prospectus supplement, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference into those documents, without charge, by written or oral request directed to:

UnitedHealth Group Incorporated

UnitedHealth Group Center

9900 Bren Road East

Minnetonka, Minnesota 55343

Attn: Legal Department

(952) 936-1300

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements, estimates, projections, guidance or outlook contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or PSLRA. These statements are intended to take advantage of the “safe harbor” provisions of the PSLRA. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions are intended to identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors.

Some factors that could cause actual results to differ materially from results discussed or implied in the forward-looking statements include: risks associated with public health crises, large-scale medical emergencies and pandemics, such as the COVID-19 pandemic; our ability to effectively estimate, price for and manage medical costs; new or changes in existing health care laws or regulations, or their enforcement or application; the legal action by the Department of Justice relating to the risk adjustment submission matter; our ability to maintain and achieve improvement in quality scores impacting revenue; reductions in revenue or delays to cash flows received under government programs; changes in Medicare, the CMS star ratings program or the application of risk adjustment data validation audits; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; cyberattacks, other privacy/data security incidents, or our failure to comply with related regulations; risks and uncertainties associated with the pharmacy benefits management industry; competitive pressures; changes in or challenges to our public sector contract awards; our ability to contract on competitive terms with physicians, hospitals and other service providers; failure to achieve targeted operating cost productivity improvements; increases in costs and other liabilities associated with litigation, government investigations, audits or reviews; failure to manage successfully our strategic alliances or complete or receive anticipated benefits of strategic transactions; fluctuations in foreign currency exchange rates; downgrades in our credit ratings; our investment portfolio performance; impairment of our goodwill and intangible assets; and our ability to obtain sufficient funds from our regulated subsidiaries or from external financings to fund our obligations, maintain our debt to total capital ratio at targeted levels, maintain our quarterly dividend payment cycle, or continue repurchasing shares of our common stock.

This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain risk factors that may affect our business operations, financial condition and results of operations, in our periodic and current filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any or all forward-looking statements we make may turn out to be wrong, and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual future results may vary materially from expectations expressed or implied in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by applicable securities laws.

UNITEDHEALTH GROUP

UnitedHealth Group is a diversified health care company dedicated to helping people live healthier lives and helping make the health system work better for everyone.

Through our family of businesses, we leverage core competencies in data and health information, advanced technology and clinical expertise, focused on improving health outcomes, lowering health care costs and creating a better experience for patients, their caregivers and physicians. These core competencies are deployed within our two distinct, but strategically aligned, business platforms: health benefits, operating under UnitedHealthcare, and health services, operating under Optum.

UnitedHealthcare provides health care benefits to an array of customers and markets. UnitedHealthcare Employer & Individual serves employers ranging from sole proprietorships to large, multi-site and national employers, public sector employers and individual consumers. UnitedHealthcare Medicare & Retirement delivers health and well-being benefits for Medicare beneficiaries and retirees. UnitedHealthcare Community & State manages health care benefit programs on behalf of state Medicaid and community programs and their participants. UnitedHealthcare Global provides health and dental benefits and hospital and clinical services to employer groups and individuals in South America, as well as other health services globally.

Optum is a health services business for the broad health care marketplace, including payers, care providers, employers, governments, life sciences companies and consumers, operating through its OptumHealth, OptumInsight and OptumRx segments. These businesses have dedicated units that help improve overall health system performance through optimizing care quality, reducing costs and improving consumer experience and care provider performance, leveraging distinctive capabilities in data and analytics, pharmacy care services, population health, health care delivery and health care operations.

UnitedHealth Group Incorporated was incorporated in January 1977 in Minnesota. On July 1, 2015, UnitedHealth Group Incorporated changed its state of incorporation from Minnesota to Delaware pursuant to a plan of conversion. Our executive offices are located at UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota 55343. Our telephone number is (952) 936-1300, and our website is located at www.unitedhealthgroup.com. The information on or accessible through our website is not part of this prospectus supplement or the accompanying prospectus.

RISK FACTORS

Investing in the notes involves risks. You should carefully consider the risks described herein and those described under “Risk Factors” in Part I, Item 1A of our 2019 10-K and in Part II, Item 1A of our Form 10-Q report for the quarterly period ended March 31, 2020, which risk factors are incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision whether to invest in our notes. See “Incorporation of Certain Documents by Reference” in this prospectus supplement for information about how you can obtain or view copies of incorporated information.

USE OF PROCEEDS

We will receive net proceeds from this offering of approximately $4,861,330,000 after deducting underwriting discounts and other expenses of the offering payable by us. We intend to use the net proceeds from this offering for general corporate purposes, which may include refinancing short-term borrowings, which were incurred for general corporate and working capital purposes, or redeeming, repurchasing or repaying outstanding securities. As of March 31, 2020, we had approximately $12.1 billion of short-term borrowings outstanding, with a weighted-average annual interest rate of 1.18%.

We will temporarily invest any net proceeds not used immediately in short-term, interest-bearing obligations.

DESCRIPTION OF THE NOTES

In this section, the terms “we,” “our,” “us” and “UnitedHealth Group” refer solely to UnitedHealth Group Incorporated and not its subsidiaries.

The notes will be senior debt securities as described in the section captioned “Description of Debt Securities” in the accompanying prospectus. The following information concerning the notes supplements the information set forth in that section of the accompanying prospectus. It should be read together with the description of debt securities in the accompanying prospectus and the terms of the notes in the indenture, dated as of February 4, 2008, between us and U.S. Bank National Association, as trustee. The indenture is incorporated by reference into the registration statement which includes the accompanying prospectus. We will offer the 2026 notes, the 2030 notes, the 2040 notes, the 2050 notes and the 2060 notes as separate series under such indenture. Each series of notes also will be issued under and be subject to the terms of individual officers’ certificates and company orders pursuant to the indenture, which are incorporated by reference into the registration statement which includes the accompanying prospectus.

If any of the information set forth below is inconsistent with information in the accompanying prospectus, the information set forth below replaces the information in the accompanying prospectus.

The notes will be our senior, unsecured obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. Our assets consist primarily of equity in our subsidiaries. As a result, our ability to make payments on the notes depends on our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of the notes, will be subject to that prior claim, unless we also are a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as “structural subordination.”

Title, Principal Amount, Maturity and Interest

The 2026 notes are designated as our 1.250% notes due January 15, 2026, the 2030 notes are designated as our 2.000% notes due May 15, 2030, the 2040 notes are designated as our 2.750% notes due May 15, 2040, the 2050 notes are designated as our 2.900% notes due May 15, 2050 and the 2060 notes are designated as our 3.125% notes due May 15, 2060.

The notes are initially limited in aggregate principal amount to $500,000,000 for the 2026 notes, $1,250,000,000 for the 2030 notes, $1,000,000,000 for the 2040 notes, $1,250,000,000 for the 2050 notes and $1,000,000,000 for the 2060 notes. We may at any time and from time to time, without the consent of the existing holders of the applicable series of notes, issue additional notes having the same ranking, interest rate, maturity date, redemption terms and other terms as any series of notes being offered under this prospectus supplement, except that if the additional notes are not fungible for U.S. federal income tax purposes with such series of notes being offered under this prospectus supplement, the additional notes will be issued under a separate CUSIP number. Any such additional notes, together with the notes having the same terms offered by this prospectus supplement, will constitute a single series of securities under the indenture. No additional notes may be issued if an event of default under the indenture has occurred with respect to the applicable series of notes. There is no limitation on the amount of other senior debt securities that we may issue under the indenture.

The 2026 notes will mature and become due and payable, together with any accrued and unpaid interest, on January 15, 2026. The 2030 notes will mature and become due and payable, together with any accrued and unpaid interest, on May 15, 2030. The 2040 notes will mature and become due and payable, together with any accrued and unpaid interest, on May 15, 2040. The 2050 notes will mature and become due and payable, together with any accrued and unpaid interest, on May 15, 2050. The 2060 notes will mature and become due and payable, together with any accrued and unpaid interest, on May 15, 2060. We may redeem any series of notes at our option, either in whole or in part, before they mature. See “—Optional Redemption” below. If a change of control triggering event as described herein occurs, unless we have exercised our option to redeem all notes of an applicable series, we will be required to offer to repurchase such series of notes, in each case at the prices described in this prospectus supplement. See “—Change of Control Offer” below.

If any interest payment date, any maturity date or any date of repurchase or redemption date for any note falls on a day that is not a business day, we will postpone the payment of principal and interest to the next succeeding business day, but the payment made on such date will be treated as being made on the date that the payment was first due and the holders of the notes will not be entitled to any further interest or other payments with respect to such postponement. When we use the term business day, we mean any day except a Saturday, a Sunday or a day on which banking institutions in New York, New York or Minneapolis, Minnesota are authorized or required by law, regulation or executive order to close.

The interest payable by us on a note on any interest payment date, subject to certain exceptions, will be paid to the person in whose name the note is registered at the close of business on the applicable record date, whether or not a business day, immediately preceding the interest payment date.

The 2026 notes will bear interest at a rate of 1.250% per year from May 18, 2020 or from the most recent interest payment date to which we paid or provided for interest on the 2026 notes until their principal is paid. We will pay interest on the 2026 notes semi-annually in arrears on each January 15 and July 15. The first interest payment date will be January 15, 2021. The regular record dates for payments of interest are the January 1 and July 1 immediately preceding the applicable interest payment date (whether or not a business day). Each payment of interest will include accrued and unpaid interest to, but not including, the interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The 2030 notes will bear interest at a rate of 2.000% per year from May 18, 2020 or from the most recent interest payment date to which we paid or provided for interest on the 2030 notes until their principal is paid. We will pay interest on the 2030 notes semi-annually in arrears on each May 15 and November 15. The first interest payment date will be November 15, 2020. The regular record dates for payments of interest are the May 1 and November 1 immediately preceding the applicable interest payment date (whether or not a business day). Each payment of interest will include accrued and unpaid interest to, but not including, the interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The 2040 notes will bear interest at a rate of 2.750% per year from May 18, 2020 or from the most recent interest payment date to which we paid or provided for interest on the 2040 notes until their principal is paid. We will pay interest on the 2040 notes semi-annually in arrears on each May 15 and November 15. The first interest payment date will be November 15, 2020. The regular record dates for payments of interest are the May 1 and November 1 immediately preceding the applicable interest payment date (whether or not a business day). Each payment of interest will include accrued and unpaid interest to, but not including, the interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The 2050 notes will bear interest at a rate of 2.900% per year from May 18, 2020 or from the most recent interest payment date to which we paid or provided for interest on the 2050 notes until their principal is paid. We will pay interest on the 2050 notes semi-annually in arrears on each May 15 and November 15. The first interest payment date will be November 15, 2020. The regular record dates for payments of interest are the May 1 and November 1 immediately preceding the applicable interest payment date (whether or not a business day). Each payment of interest will include accrued and unpaid interest to, but not including, the interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The 2060 notes will bear interest at a rate of 3.125% per year from May 18, 2020 or from the most recent interest payment date to which we paid or provided for interest on the 2060 notes until their principal is paid. We will pay interest on the 2060 notes semi-annually in arrears on each May 15 and November 15. The first interest payment date will be November 15, 2020. The regular record dates for payments of interest are the May 1 and November 1 immediately preceding the applicable interest payment date (whether or not a business day). Each payment of interest will include accrued and unpaid interest to, but not including, the interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Form and Denominations

Notes will be issued in registered form only, without coupons, in denominations of $2,000 and whole multiples of $1,000 in excess thereof.

Book-Entry Issuance

The Depository Trust Company, or DTC, will act as securities depositary for the notes. The 2026 notes, the 2030 notes, the 2040 notes, the 2050 notes and the 2060 notes each will be initially represented by one or more global notes registered in the name of DTC or its nominee. For additional information concerning DTC and its procedures, see the section captioned “Description of Debt Securities—Book-Entry Issuance, Clearing and Settlement” in the accompanying prospectus.

Same-Day Settlement

Settlement for the notes will be made by the underwriters in immediately available funds. The notes will trade in DTC’s system until maturity. As a result, DTC will require secondary trading activity in the notes to be settled in immediately available funds.

Optional Redemption

Prior to January 15, 2026 (their maturity date), in the case of the 2026 notes, prior to May 15, 2030 (their maturity date), in the case of the 2030 notes, prior to November 15, 2039 (six months prior to their maturity date) (the “2040 par call date”), in the case of the 2040 notes, prior to November 15, 2049 (six months prior to their maturity date) (the “2050 par call date”), in the case of the 2050 notes, and prior to November 15, 2059 (six months prior to their maturity date) (the “2060 par call date”), in the case of the 2060 notes, the 2026 notes, the 2030 notes, the 2040 notes, the 2050 notes and the 2060 notes will be redeemable, in whole or in part, at any time and from time to time, at our option, on not less than 10 nor more than 60 days’ notice by mail, at a redemption price equal to the greater of (1) 100% of the principal amount of the applicable series of notes to be redeemed and (2) (i) in the case of the 2026 notes and the 2030 notes, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (excluding the portion of any such interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined below), plus 15 basis points in the case of the 2026 notes and plus 25 basis points in the case of the 2030 notes, plus, in each case, accrued and unpaid interest thereon to, but not including, the redemption date; and (ii) in the case of the 2040 notes, the 2050 notes and the 2060 notes, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (excluding the portion of any such interest accrued to the redemption date) that would be due if such notes matured, in the case of the 2040 notes on the 2040 par call date, in the case of the 2050 notes on the 2050 par call date and in the case of the 2060 notes on the 2060 par call date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined below), plus 25 basis points in the case of the 2040 notes, plus 30 basis points in the case of the 2050 notes and plus 30 basis points in the case of the 2060 notes, plus, in each case, accrued and unpaid interest thereon to, but not including, the redemption date.

At any time on or after the 2040 par call date, the 2040 notes will be redeemable, in whole or in part at any time and from time to time, at our option, on not less than 10 nor more than 60 days’ notice by mail, at a redemption price equal to 100% of the principal amount of the 2040 notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date. At any time on or after the 2050 par call date, the 2050 notes will be redeemable, in whole or in part at any time and from time to time, at our option, on not less than 10 nor more than 60 days’ notice by mail, at a redemption price equal to 100% of the principal amount of the 2050 notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date. At any time on or after the 2060 par call date, the 2060 notes will be redeemable, in whole or in part at any time and from time to time, at our option, on not less than 10 nor more than 60 days’ notice by mail, at a redemption price equal to 100% of the principal amount of the 2060 notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

For this purpose, the following terms have the following meanings:

•

“Treasury Yield” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity or interpolated (on a day-count basis) yield to maturity of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

•

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker appointed by the trustee under the indenture after consultation with us as having an actual or interpolated maturity comparable to the remaining term of the notes being redeemed (assuming in the case of the 2040 notes that such series of notes matured on the 2040 par call date, in the case of the 2050 notes that such series of notes matured on the 2050 par call date and in the case of the 2060 notes that such series of notes matured on the 2060 par call date), or such other maturity that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes being redeemed.

•

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such redemption date, or (2) if the trustee under the indenture obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

•

“Independent Investment Banker” means any of Barclays Capital Inc., BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC or their respective successors or, if such firms are unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by the trustee under the indenture after consultation with us.

•

“Reference Treasury Dealer” means each of (1) Barclays Capital Inc., BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC or their affiliates; (2) any other primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”) designated by, and not affiliated with, Barclays Capital Inc., BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, U.S. Bancorp Investments, Inc. or Wells Fargo Securities, LLC; provided, however, in the case of (1) and (2), that if any of the foregoing shall cease to be a Primary Treasury Dealer, we will appoint another Primary Treasury Dealer as a substitute for such entity; and (3) any other Primary Treasury Dealer selected by the trustee under the indenture.

•

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee under the indenture, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the trustee under the indenture by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

A notice of redemption may provide that it is subject to certain conditions that will be specified in the notice. If those conditions are not met, the redemption notice will be of no effect and we will not be obligated to redeem such series of notes.

If we redeem less than all of any series of the notes at any time, selection of the notes for redemption will be made by the trustee under the indenture on:

•	a pro rata basis (and in a manner that complies with applicable legal and stock exchange requirements, if any); or

•	by any other method as the trustee under the indenture shall deem fair and appropriate.

Sinking Fund

The notes do not have the benefit of any sinking fund.

Change of Control Offer

If a Change of Control Triggering Event occurs with respect to the 2026 notes, the 2030 notes, the 2040 notes, the 2050 notes or the 2060 notes, unless we have exercised our option to redeem all such notes of the applicable series of notes as described above, we will be required to make an offer (a “Change of Control Offer”) to each holder of such series of notes and of each other applicable series of notes with respect to which such Change of Control Triggering Event has occurred to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes on the terms set forth in such notes. In a Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to, but not including, the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be transmitted to the holders of the 2026 notes, the 2030 notes, the 2040 notes, the 2050 notes or the 2060 notes, as the case may be, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such notes on the date specified in the applicable notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is transmitted (a “Change of Control Payment Date”). The notice will, if transmitted prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.

On each Change of Control Payment Date, we will, to the extent lawful:

•	accept for payment all notes or portions of notes properly tendered pursuant to the applicable Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•

deliver or cause to be delivered to the trustee under the indenture the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party purchases all notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

For purposes of the Change of Control Offer provisions of the notes, the following terms have the following meanings:

•

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any person, other than our company or one of our subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; (4) the first day on which a majority of the members of our Board of Directors are not Continuing Directors; or (5) the adoption of a plan relating to our liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii) (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

•	“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

•

“Continuing Directors” means, as of any date of determination, any member of our Board of Directors who (1) was a member of such Board of Directors on the date the notes were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director).

•	“Fitch” means Fitch Ratings, Inc., and its successors.

•

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by us.

•	“Moody’s” means Moody’s Investors Service, Inc., and its successors.

•

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P, and (2) if any of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

•

“Rating Event” means (A) with respect to the 2026 notes, the rating on the 2026 notes is lowered by each of the three Rating Agencies and the 2026 notes are rated below an Investment Grade Rating by each of the three Rating Agencies, (B) with respect to the 2030 notes, the rating on the 2030 notes is lowered by each of the three Rating Agencies and the 2030 notes are rated below an Investment Grade Rating by each of the three Rating Agencies, (C) with respect to the 2040 notes, the rating on the 2040 notes is lowered by each of the three Rating Agencies and the 2040 notes are rated below an Investment Grade Rating by each of the three Rating Agencies, (D) with respect to the 2050 notes, the rating on the 2050 notes is lowered by each of the three Rating Agencies and the 2050 notes are rated below an Investment Grade Rating by each of the three Rating Agencies and (E) with respect to the 2060 notes, the rating on the 2060 notes is lowered by each of the three Rating Agencies and the 2060 notes are rated below an Investment Grade Rating by each of the three Rating Agencies, in any case on any day during the period (which period will be extended so long as the rating of the applicable notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing on the date of the first public notice of the occurrence of a Change of Control or our intention to effect a Change of Control and ending 60 days following consummation of such Change of Control.

•	“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

•

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Certain Covenants

Merger, Consolidation or Sale of Assets

The indenture provides that we may not consolidate or merge with or into another company or sell or lease all or substantially all of our property or assets to another company unless:

•

we are the continuing corporation, or the successor corporation is a domestic corporation and expressly assumes the payment of principal and interest on the notes and the performance and observance of all the covenants and conditions of the indenture binding on us; and

•	immediately after such transaction, we are not, or the successor corporation is not, in default in the performance of a covenant or condition in the indenture.

Reports

The indenture provides that as long as any notes are outstanding, we will file with the trustee under the indenture, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents and other reports which we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. The filing of such reports, information and documents with the SEC will constitute filing of such reports, information and documents with the trustee; provided, however, that we will provide a physical or electronic copy thereof to the trustee promptly following a request therefor from the trustee.

Absence of Certain Covenants

We are not restricted by the indenture from, among other things, incurring, assuming or becoming liable for any type of debt or other obligations, from entering into sale-leaseback transactions, from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock, making investments, selling or leasing less than substantially all of our assets or granting liens on our assets. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity.

Trustee, Registrar and Paying Agent

U.S. Bank National Association, 60 Livingston Avenue, EP-MN-WS3C, St. Paul, Minnesota 55107-2292, serves as trustee under the indenture and has been appointed registrar and paying agent for the notes.

Defeasance

The notes are subject to legal defeasance and covenant defeasance as described in the section called “Description of Debt Securities—Defeasance Provisions” in the accompanying prospectus.

Governing Law

The indenture and the notes are governed by and will be construed in accordance with New York law.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material United States federal income tax considerations of the purchase, ownership and disposition of the notes. The following discussion does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, or the Code, United States Treasury Regulations, rulings and pronouncements of the Internal Revenue Service, or IRS, and judicial decisions in effect as of the date of this prospectus supplement, any of which subsequently may be changed, possibly retroactively, or interpreted differently by the IRS, so as to result in United States federal income tax consequences different from those discussed below.

The following discussion does not address all of the United States federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as financial institutions, insurance companies, dealers in securities or currencies, partnerships or other pass-through entities, expatriates, tax-exempt organizations, persons holding the notes as part of a straddle, hedge, conversion or constructive sale, or other integrated transaction for tax purposes, regulated investment companies, real estate investment trusts, traders in securities that elect to use a mark-to-market method of accounting for their securities, former citizens or residents of the United States, accrual method taxpayers that are required to recognize income for United States federal income tax purposes no later than when such income is taken into account in applicable financial statements, and “United States Holders” (as defined below) with a functional currency other than the U.S. dollar. In addition, this summary deals only with a note held as a “capital asset” within the meaning of Section 1221 of the Code by a beneficial owner who purchases the note on original issuance at the first price at which a substantial amount of the notes of that series are sold for cash to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, which we refer to as the “issue price.” Moreover, the effect of any alternative minimum tax, the Medicare tax on investment income, applicable state, local or foreign tax laws or of United States federal tax law other than income taxation is not discussed.

As used herein, “United States Holder” means a beneficial owner of notes who or that is:

(1)

an individual who is a citizen or resident of the United States, including an alien resident who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;

(2)

a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

(3)	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

(4)

a trust if (i) (A) a United States court is able to exercise primary supervision over the administration of the trust and (B) one or more United States persons have authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person.

As used herein, a “non-United States Holder” means a beneficial owner of notes, other than a partnership (or other entity treated as a partnership for United States federal income tax purposes), who or that is not a United States Holder.

If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of notes, then the tax treatment of a partner in the partnership generally will depend upon the status of the partner and upon the activities of the partnership. A holder of notes that is a partnership, and partners in such partnership, are urged to consult their tax advisors about the United States federal income tax consequences of purchasing, owning and disposing of the notes.

We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

PERSONS CONSIDERING THE PURCHASE OF NOTES ARE URGED TO CONSULT THEIR INDEPENDENT TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSEQUENCES DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS, AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

Contingent Payments

In certain circumstances (see “Description of the Notes—Change of Control Offer”), we may be obligated to pay amounts on the notes that are in excess of stated interest on or principal of the notes. We intend to take the position that the likelihood that we will be required to make such payments is remote as of the issue date of the notes and therefore that these provisions do not cause the notes to be treated as “contingent payment debt instruments” within the meaning of the applicable Treasury Regulations. However, additional income will be recognized by a holder of notes if any such additional payment is made. Our position that the contingencies described above are remote is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. If the IRS successfully challenged our position, then the notes could be treated as contingent payment debt instruments, in which case holders could be required to accrue interest income at a rate higher than the stated interest rate on the notes and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, retirement or redemption of a note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

United States Holders

Interest

Interest on the notes generally will be taxable to a United States Holder as ordinary income at the time that it is paid or accrued, in accordance with the United States Holder’s method of accounting for United States federal income tax purposes.

Sale, Retirement, Redemption or Other Taxable Disposition of a Note

A United States Holder of a note will recognize gain or loss upon the sale, retirement, redemption or other taxable disposition of such note in an amount equal to the difference between:

(1)

the amount of cash and the fair market value of other property received in exchange therefor (other than amounts attributable to accrued but unpaid stated interest, which will be subject to tax as ordinary income to the extent not previously included in income); and

(2)	the United States Holder’s adjusted tax basis in such note, which will, in general, be the price paid for the note by the United States Holder.

Any gain or loss recognized on a taxable disposition of such note generally will be capital gain or loss. Such capital gain or loss generally will be long-term capital gain or loss if the note has been held by the United States Holder for more than one year. Otherwise, such capital gain or loss will be a short-term capital gain or loss. In the case of certain non-corporate United States Holders (including individuals), long-term capital gain generally is subject to United States federal income taxation at preferential rates. The deductibility of capital losses is subject to certain limitations.

Non-United States Holders

Interest

Subject to the discussion of backup withholding and FATCA below, interest paid to a non-United States Holder of the notes will not be subject to United States federal withholding tax under the “portfolio interest exception,” provided that:

(1)	the non-United States Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock;

(2)	the non-United States Holder is not:

(A)	a controlled foreign corporation that is related to us through stock ownership, or

(B)	a bank that received the note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

(3)

the beneficial owner of the note provides a certification, signed under penalties of perjury, that it is not a United States person, which certification generally is made on an IRS Form W-8BEN or W-8BEN-E, as applicable, or a suitable substitute form.

Interest paid to a non-United States Holder that does not qualify for the portfolio interest exception and that is not effectively connected to a United States trade or business (or, if required by an applicable income tax treaty, is not attributable to a United States permanent establishment) will be subject to United States federal withholding tax at a rate of 30%, unless a United States income tax treaty applies to reduce or eliminate withholding.

A non-United States Holder generally will be subject to tax in the same manner as a United States Holder with respect to interest, at regular graduated United States federal income tax rates, and such non-United States Holder generally will be exempt from the 30% withholding tax provided the certification requirements discussed below are satisfied, if such amounts are effectively connected with the conduct of a trade or business by the non-United States Holder in the United States and, if an applicable tax treaty requires, such interest is attributable to a United States permanent establishment maintained by the non-United States Holder. Such effectively connected income received by a non-United States Holder which is a corporation may be subject in some circumstances to an additional “branch profits tax” at a 30% rate or, if applicable, a lower treaty rate.

To claim the benefit of a lower treaty rate or to claim exemption from withholding because the income is effectively connected with a United States trade or business, the non-United States Holder must provide a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, or a suitable substitute form claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty, or IRS Form W-8ECI or a suitable substitute form stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-United States Holder’s conduct of a trade or business in the United States, as applicable. Such certificate must contain, among other information, the name and address of the non-United States Holder. These forms may be required to be periodically updated. In some circumstances, in lieu of providing an IRS Form W-8BEN or W-8BEN-E, as applicable, the non-United States Holder may provide certain documentary evidence issued by foreign governmental authorities to prove residence in a foreign country in order to claim treaty benefits.

Special procedures relating to United States withholding taxes are provided under applicable Treasury Regulations for payments through qualified intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business.

Non-United States Holders are urged to consult their tax advisors regarding applicable income tax treaties, which may provide different rules.

Sale of Notes

Subject to the discussion of backup withholding and FATCA below, a non-United States Holder generally will not be subject to United States federal income tax or withholding tax on gain realized on the sale or exchange of a note unless:

(1)	the non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale or exchange and certain other conditions are met; or

(2)

the gain is effectively connected with the conduct of a trade or business of the non-United States Holder in the United States and, if an applicable tax treaty requires, such gain is attributable to a United States permanent establishment maintained by such holder.

A non-United States Holder described in clause (2) above generally will be subject to tax with respect to such gain in the same manner as a United States Holder. In some circumstances, a non-United States Holder which is a corporation will be subject to an additional “branch profits tax” at a 30% rate or, if applicable, a lower treaty rate on such income. If a non-United States Holder is an individual described in clause (1) above, such holder will be subject to a flat 30% tax on the gain derived from the sale or exchange, which may be offset by United States source capital losses, even though such holder is not considered a resident of the United States. Amounts attributable to accrued but unpaid stated interest realized on the sale or exchange of a note will be subject to the rules applicable to interest, as described in “—Non-United States Holders—Interest.”

Information Reporting and Backup Withholding

Certain United States Holders may be subject to information reporting requirements on payments of principal and interest on a note and payments of the proceeds of the sale of a note, and backup withholding tax at the applicable rate may apply to such payments if the United States Holder:

(1)	fails to furnish an accurate taxpayer identification number, or TIN, or certification of exempt status to the payor in the manner required;

(2)	is notified by the IRS that it has failed to properly report payments of interest or dividends; or

(3)	under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and that it has not been notified by the IRS that it is subject to backup withholding.

A non-United States Holder generally is not subject to backup withholding on payment of interest if it certifies as to its status as a non-United States Holder under penalties of perjury in the manner described in “—Non-United States Holders—Interest” above or otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know that the non-United States Holder is a United States person or that the conditions of any other exemptions are not, in fact, satisfied. However, information reporting requirements will apply to payments of interest to non-United States Holders. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-United States Holder resides.

The payment of the proceeds from the disposition of notes to or through the United States office of any broker, United States or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-United States status under penalties of perjury in the manner described in “—Non-United States Holders—Interest” above or otherwise establishes an exemption, and the broker does not have actual knowledge or reason to know that the non-United States Holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.

The payment of the proceeds from the disposition of a note to or through a non-United States office of a non-United States broker that is not a “United States related person” generally will not be subject to information reporting or backup withholding. For this purpose, a “United States related person” is:

(1)	a controlled foreign corporation for United States federal income tax purposes;

(2)

a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment, or for such part of the period that the broker has been in existence, is derived from activities that are effectively connected with the conduct of a United States trade or business; or

(3)	a foreign partnership that is either engaged in the conduct of a trade or business in the United States or of which more than 50% of its income or capital interests are held by United States persons.

In the case of the payment of proceeds from the disposition of notes to or through a non-United States office of a broker that is either a United States person or a United States related person, the payment may be subject to information reporting unless the broker has documentary evidence in its files that the owner is a non-United States Holder and the broker has no knowledge or reason to know to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is a United States person or a United States related person (absent actual knowledge that the payee is a United States person).

Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a refund or a credit against such holder’s United States federal income tax liability, provided that the requisite procedures are followed.

Holders of notes are urged to consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

Foreign Account Tax Compliance Act

Under the Foreign Account Tax Compliance Act, or FATCA, a 30% withholding tax may be imposed on payments of interest on, and, subject to the proposed Treasury Regulations discussed below, payments of gross proceeds from the sale or other disposition of, notes made to a “foreign financial institution” or a “non-financial foreign entity” (in each case, as defined in the Code), regardless of whether such foreign institution or entity is a beneficial owner or an intermediary, unless:

(1)	in the case of a foreign financial institution, the foreign financial institution undertakes certain diligence and reporting obligations;

(2)

in the case of a non-financial foreign entity, the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner and satisfies certain other requirements; or

(3)	the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules.

If the payee is a foreign financial institution and is subject to the diligence and reporting requirements described in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other matters, that it undertake to identify accounts held by certain “United States persons” or “United States owned foreign entities” (in each case, as defined in the Code), annually report certain information about such accounts and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

While withholding under FATCA generally would have applied to payments of gross proceeds from the sale or other disposition of a note on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. If an interest payment is subject both to withholding under FATCA and to the withholding tax discussed above under “—Non-United States Holders—Interest,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Prospective investors should consult their tax advisors regarding the consequences and application of the rules under FATCA.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement, Barclays Capital Inc., BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters named below, have severally agreed to purchase, and we have agreed to sell to each underwriter named below, the following respective principal amounts of the notes:

Underwriters	2026 Notes	2030 Notes	2040 Notes	2050 Notes	2060 Notes
Barclays Capital Inc.	$35,870,000	$89,675,000	$71,740,000	$89,675,000	$71,740,000
BofA Securities, Inc.	35,750,000	89,375,000	71,500,000	89,375,000	71,500,000
Deutsche Bank Securities Inc.	35,750,000	89,375,000	71,500,000	89,375,000	71,500,000
Goldman Sachs & Co. LLC	35,750,000	89,375,000	71,500,000	89,375,000	71,500,000
Morgan Stanley & Co. LLC	35,750,000	89,375,000	71,500,000	89,375,000	71,500,000
U.S. Bancorp Investments, Inc.	35,750,000	89,375,000	71,500,000	89,375,000	71,500,000
Wells Fargo Securities, LLC	35,750,000	89,375,000	71,500,000	89,375,000	71,500,000
Citigroup Global Markets Inc.	24,050,000	60,125,000	48,100,000	60,125,000	48,100,000
Credit Suisse Securities (USA) LLC	24,050,000	60,125,000	48,100,000	60,125,000	48,100,000
J.P. Morgan Securities LLC	24,050,000	60,125,000	48,100,000	60,125,000	48,100,000
Mizuho Securities USA LLC	24,050,000	60,125,000	48,100,000	60,125,000	48,100,000
RBC Capital Markets, LLC	24,050,000	60,125,000	48,100,000	60,125,000	48,100,000
SunTrust Robinson Humphrey, Inc.	24,050,000	60,125,000	48,100,000	60,125,000	48,100,000
BNY Mellon Capital Markets, LLC	12,950,000	32,375,000	25,900,000	32,375,000	25,900,000
HSBC Securities (USA) Inc.	12,950,000	32,375,000	25,900,000	32,375,000	25,900,000
KeyBanc Capital Markets Inc.	12,950,000	32,375,000	25,900,000	32,375,000	25,900,000
PNC Capital Markets LLC	12,950,000	32,375,000	25,900,000	32,375,000	25,900,000
Santander Investment Securities Inc.	12,950,000	32,375,000	25,900,000	32,375,000	25,900,000
TD Securities (USA) LLC	12,950,000	32,375,000	25,900,000	32,375,000	25,900,000
Academy Securities, Inc.	3,070,000	7,675,000	6,140,000	7,675,000	6,140,000
Bancroft Capital, LLC	3,070,000	7,675,000	6,140,000	7,675,000	6,140,000
BMO Capital Markets Corp.	3,070,000	7,675,000	6,140,000	7,675,000	6,140,000
Drexel Hamilton, LLC	3,070,000	7,675,000	6,140,000	7,675,000	6,140,000
Fifth Third Securities, Inc.	3,070,000	7,675,000	6,140,000	7,675,000	6,140,000
Huntington Securities, Inc.	3,070,000	7,675,000	6,140,000	7,675,000	6,140,000
Loop Capital Markets LLC	3,070,000	7,675,000	6,140,000	7,675,000	6,140,000
MUFG Securities Americas Inc.	3,070,000	7,675,000	6,140,000	7,675,000	6,140,000
Regions Securities LLC	3,070,000	7,675,000	6,140,000	7,675,000	6,140,000

Total	$500,000,000	$1,250,000,000	$1,000,000,000	$1,250,000,000	$1,000,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of notes may be terminated.

Notes sold by the underwriters to the public will initially be offered at the public offering prices set forth on the cover page of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the public offering price of up to 0.200% of the principal amount of each 2026 note, up to 0.250% of the principal amount of each 2030 note, up to 0.400% of the principal amount of each 2040 note, up to 0.450% of the principal amount of each 2050 note and up to 0.500% of the principal amount of each 2060 note. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the public offering price of up to 0.150% of the principal amount of each 2026 note, up to 0.200% of the principal amount of each 2030 note, up to 0.250% of the principal amount of each 2040 note, up to 0.250% of the principal amount of each 2050 note and up to 0.300% of the principal amount of each 2060 note. After the initial offering of the notes, the underwriters may change the offering prices.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of an officers’ certificate and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The expenses of the offering, not including the underwriting discounts, are estimated to be approximately $4.0 million and are payable by us.

New Note Issues

The notes are new issues of securities with no established trading markets. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make markets in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot ensure the liquidity of the trading markets for the notes or that active public markets for the notes will develop. If active public trading markets for the notes do not develop, the market price and liquidity of the notes may be adversely affected.

Price Stabilization and Short Positions

In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market prices of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the prices of the notes. If an underwriter creates a short position in the notes in connection with the offering, i.e., if it sells more notes than are referred to on the cover page of this prospectus supplement, the underwriter may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

The underwriters and their affiliates have engaged in, and may in the future engage in, financial advisory, commercial and investment banking services, hedging services and other commercial dealings in the ordinary course of business with us or our affiliates, including as trustee under our indenture, dealers in our commercial paper program, brokers in our share repurchase program, lenders under our revolving credit facilities and advisors in connection with strategic transactions. They have received or may in the future receive customary fees and commissions for these transactions.

U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee under the indenture.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities), currencies, commodities, credit default swaps and other financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates may have a lending relationship with us and may hedge such credit exposure to us, including by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities (including the notes offered hereby). Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Offering Restrictions

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU (as amended, the “Insurance Distribution Directive”) where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). The expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA or in the UK will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

In the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in the Prospectus Regulation) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute them, all such persons together being referred to as “Relevant Persons.” The notes are only available to, and any invitation, offer or agreement to subscribe for, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The notes are not being offered to the public in the United Kingdom.

Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any of the notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A) and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Singapore Securities and Futures Act Product Classification

Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Taiwan

The notes have not been, and will not be, registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) pursuant to applicable securities laws and regulations. No person or entity in Taiwan is authorized to distribute or otherwise intermediate the offering of the notes or the provision of information relating to this prospectus supplement and the accompanying prospectus. The notes may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors), but may not be issued, offered or sold in Taiwan. No subscription or other offer to purchase the notes shall be binding on us until received and accepted by us or any underwriter outside of Taiwan (the “Place of Acceptance”), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.

Settlement

We expect to deliver the notes against payment therefor on or about the expected settlement date specified on the cover page of this prospectus supplement, which will be the third business day following the date of this prospectus supplement and of the pricing of the notes. Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the second business day before the delivery of the notes will be required, by virtue of the fact that the notes initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement.

LEGAL MATTERS

The validity of the notes will be passed upon by Hogan Lovells US LLP, Washington, D.C., and by Kuai H. Leong, our Deputy General Counsel. Certain legal matters in connection with the notes will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP. Ms. Leong is a full-time employee of ours and owns shares of our common stock and participates in various employee stock-based benefit plans.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated into this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

UNITEDHEALTH GROUP INCORPORATED

UnitedHealth Group Center

9900 Bren Road East

Minnetonka, Minnesota 55343

(952) 936-1300

Debt Securities

Preferred Stock

Common Stock

Warrants to Purchase Securities

Guarantees

UnitedHealth Group Incorporated from time to time may offer:

•	debt securities;

•	shares of our preferred stock, $0.001 par value per share;

•	shares of our common stock, $0.01 par value per share;

•	warrants to purchase debt securities, preferred stock or common stock that may be sold under this prospectus; and

•	guarantees.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain information about the terms of the offering and the specific terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

Our common stock is listed on the New York Stock Exchange and trades under the symbol “UNH.”

We may sell the securities through underwriters or dealers, directly to one or more purchasers, or through agents on a continuous or delayed basis, or through a combination of these methods. The prospectus supplement will include the names of underwriters, dealers or agents, if any, that we retain. We reserve the sole right to accept and, together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. The prospectus supplement also will set forth the purchase price of any securities, our net proceeds from the sale, and, if any underwriters, dealers or agents are used in the sale of any securities, any applicable commissions or discounts.

Investing in our securities involves risk. See “Risk Factors” on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated February 24, 2020

Prospectus

We have not authorized any dealer, salesperson or other person to give any information or to represent anything not contained or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus filed by us with the Securities and Exchange Commission, or SEC. We do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may provide. This prospectus and any accompanying prospectus supplement constitute an offer to sell only the securities offered hereby and thereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus filed by us with the SEC is current only as of the date of the document containing such information. Our business, financial condition, results of operations and prospects may have changed since any such date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain information about the offering and the specific terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

In this prospectus, unless otherwise specified or the context so requires, the terms “UnitedHealth Group,” the “Company,” “we,” “us” or “our” mean UnitedHealth Group Incorporated and its consolidated subsidiaries. Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in U.S. dollars, or “$.”

The registration statement that contains this prospectus (including the exhibits filed with and incorporated by reference into the registration statement) contains additional information about UnitedHealth Group and the securities offered under this prospectus. The registration statement can be read at the SEC website referred to under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.unitedhealthgroup.com. The information on or accessible through our website is not incorporated by reference into, or part of, this prospectus or any accompanying prospectus supplement.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We are incorporating by reference certain information filed previously with the SEC into this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below, and any filings we hereafter make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act (in each case excluding any documents or information deemed to have been furnished and not filed in accordance with SEC rules), prior to the termination of the offering under this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2019, or 2019 10-K;

•

the portions of the Definitive Proxy Statement on Schedule 14A for the 2019 Annual Meeting of Shareholders filed on April 19, 2019 incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2018; and

•

the description of our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on July 1, 2015, and any amendment or reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered copies of this prospectus and any of the documents incorporated by reference into this prospectus, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference into those documents, without charge, by written or oral request directed to:

UnitedHealth Group Incorporated

UnitedHealth Group Center

9900 Bren Road East

Minnetonka, Minnesota 55343

Attn: Legal Department

(952) 936-1300

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements, estimates, projections or outlook contained or incorporated by reference into this prospectus and any applicable prospectus supplement include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or PSLRA. These statements are intended to take advantage of the “safe harbor” provisions of the PSLRA. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions are intended to identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors.

The risk factors included in our periodic reports and other information that we file with the SEC, including our 2019 10-K and each subsequent Annual Report on Form 10-K we file, contain certain cautionary statements regarding our business that potential investors and others should consider. These statements discuss matters that may in part be contained elsewhere in, or incorporated by reference into, this prospectus or any applicable prospectus supplement or that may have been contained in other documents prepared by us. Any or all forward-looking statements we make may turn out to be wrong, and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual future results may vary materially from expectations expressed or implied in, or incorporated by reference into, this prospectus, any applicable prospectus supplement or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by applicable securities laws.

UNITEDHEALTH GROUP

UnitedHealth Group is a diversified health care company dedicated to helping people live healthier lives and helping make the health system work better for everyone.

Through our diversified family of businesses, we leverage core competencies in data and health information, advanced technology, and clinical expertise, focused on improving health outcomes, lowering health care costs and creating a better experience for patients, their caregivers and physicians. These core competencies are deployed within our two distinct, but strategically aligned, business platforms: health benefits operating under UnitedHealthcare and health services operating under Optum.

UnitedHealthcare provides health care benefits to an array of customers and markets. UnitedHealthcare Employer & Individual serves employers ranging from sole proprietorships to large, multi-site and national employers, public sector employers and individual consumers. UnitedHealthcare Medicare & Retirement delivers health and well-being benefits for Medicare beneficiaries and retirees. UnitedHealthcare Community & State manages health care benefit programs on behalf of state Medicaid and community programs and their participants. UnitedHealthcare Global provides health and dental benefits and hospital and clinical services to employer groups and individuals in South America, and other diversified global health businesses.

Optum is a health services business serving the broad health care marketplace, including payers, care providers, employers, governments, life sciences companies and consumers, through its OptumHealth, OptumInsight and OptumRx businesses. These businesses have dedicated units that help improve overall health system performance through optimizing care quality, reducing costs and improving consumer experience and care provider performance, leveraging distinctive capabilities in data and analytics, pharmacy care services, population health, health care delivery and health care operations.

Corporate Information

UnitedHealth Group Incorporated was incorporated in January 1977 in Minnesota. On July 1, 2015, UnitedHealth Group Incorporated changed its state of incorporation from Minnesota to Delaware pursuant to a plan of conversion. Our executive offices are located at UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota 55343; our telephone number is (952) 936-1300.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our 2019 10-K and each subsequent Annual Report on Form 10-K we file and in the other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as the other information contained or incorporated by reference into this prospectus or into any prospectus supplement, before making a decision to invest in our securities. See “Where You Can Find More Information” for information about how you can view these documents. Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the securities described in this prospectus will be added to our general funds and may be used:

•	to meet our working capital requirements;

•	to redeem or repurchase outstanding securities;

•	to refinance debt;

•	to finance acquisitions; or

•	for other general corporate purposes.

If we do not use the net proceeds immediately, we may temporarily invest them in short-term investments.

DESCRIPTION OF DEBT SECURITIES

In this section, the terms “we,” “our,” “us” and “UnitedHealth Group” refer solely to UnitedHealth Group Incorporated and not its subsidiaries.

We will issue the debt securities under the indenture dated as of February 4, 2008 between us and U.S. Bank National Association, as the trustee. We refer to this indenture, as supplemented and amended, as the “indenture” and to the trustee under the indenture as the “trustee.” The indenture has been qualified under the Trust Indenture Act of 1939. The indenture has been filed as an exhibit to the registration statement. References to “debt securities” are references to the debt securities that may be issued under the indenture.

This section describes the general terms and provisions of the indenture and the debt securities that may be offered by this prospectus. The prospectus supplement will describe the specific terms of the series of the debt securities offered under that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities. Because this is only a summary, it does not contain all of the details found in the full text of the indenture and the debt securities. If you would like additional information, you should read the indenture. The following summary is qualified in its entirety by the provisions of the indenture.

General

The debt securities may be issued from time to time in one or more series. Debt securities issued under the indenture will be issued as part of a series that we will have established pursuant to the indenture. Any series of debt securities may have terms that are different from other series. The indenture does not limit the aggregate principal amount of debt securities which we may issue under the indenture.

We are not obligated to issue all of the debt securities of one or more series at the same time and, unless otherwise provided in the prospectus supplement, we may issue additional debt securities of a series without the consent of the holders of the debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance, the offering price and, in some cases, the first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities. The indenture permits additional debt securities of a series to be issued with original issue discount without the consent of the holders of the debt securities of that series. To the extent the terms of any series of debt securities permit such an issuance, any conditions and material U.S. federal income tax consequences applicable to that issuance will be described in the applicable prospectus supplement.

Unless provided otherwise in the applicable prospectus supplement, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.

Debt securities may be issued in the form of one or more global securities, as described below under the heading “— Book-Entry Issuance, Clearing and Settlement.”

There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities.

Unless the applicable prospectus supplement states otherwise, we will pay interest on the debt securities to the person listed as the owner of the debt securities in the security register at the close of business on the regular record date for the applicable interest payment date. Defaulted interest, however, may be paid to holders as of special record dates established in the manner set forth in the indenture.

All moneys deposited with the trustee or a paying agent, or then held by us, in trust for the payment of the principal of or any premium or interest on any debt securities which remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be paid to us on our request, and you may thereafter, as an unsecured general creditor, look only to us for payment thereof.

Ranking

The senior debt securities offered by this prospectus will be general obligations that:

•

rank equally in right of payment with all other unsubordinated indebtedness of UnitedHealth Group (except to the extent such other indebtedness is secured by collateral that does not also secure the senior debt securities offered by this prospectus); and

•	with respect to the assets and earnings of our subsidiaries, effectively rank below all of the liabilities of our subsidiaries.

The subordinated debt securities offered by this prospectus will be general obligations that:

•

are subordinated in right of payment, to the extent set forth in the supplemental indenture or corporate authorization with respect thereto, to all debt that does not, under the instrument creating or evidencing such debt, provide that such debt is subordinated in right of payment to or pari passu in right of payment with our subordinated debt securities; and

•	with respect to the assets and earnings of our subsidiaries, effectively rank below all of the liabilities of our subsidiaries.

A substantial portion of our assets are owned through our subsidiaries, many of which have significant liabilities of their own which will be structurally senior to the debt securities. Therefore, our rights and the rights of our creditors, including holders of debt securities, to participate in the assets of any subsidiary upon any such subsidiary’s liquidation will be subject to the prior claims of the subsidiary’s creditors.

Terms

A prospectus supplement relating to a series of debt securities being offered will describe specific terms relating to such series. These terms will include some or all of the following:

•	the title and type of the debt securities;

•	the legal ranking of the debt securities and the extent, if any, to which the securities will be subordinated in right of payment to our other debt;

•	any limit on the total principal amount of the debt securities;

•	the person to whom any interest on the debt securities will be payable, if other than the person in whose name they are registered on the regular record date for the interest;

•	the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

•

the interest rate on the debt securities; the date from which interest will accrue; the record and interest payment dates on the debt securities; any circumstances under which we may defer interest payments; and the basis for calculating interest if other than a 360-day year of twelve 30-day months;

•	the currency or currencies in which the principal of and premium, if any, and interest on the debt securities will be payable;

•	the place or places where the principal of and premium, if any, and interest on the debt securities will be payable and the debt securities may be surrendered for registration of transfer or exchange;

•	any applicable redemption provisions that would permit us to elect redemption of the debt securities prior to their final maturity;

•

whether a sinking fund will be established, which means that monies will be deposited on a regular basis in a separate custodial account that would be used by us to redeem the debt securities prior to their final maturity;

•	whether the debt securities will be convertible into or exchangeable for shares of common stock, and if so, the terms and conditions upon which the debt securities will be convertible or exchangeable;

•	the identity of each security registrar and paying agent, if other than or in addition to the trustee;

•

if the amount of principal of or any premium or interest on the debt securities may be determined by reference to an index or pursuant to a formula, the manner in which those amounts shall be determined;

•	the denominations in which the debt securities will be issued;

•

any changes to or additional events of default under the indenture or covenants, and any change in the right of the trustee or the holders to declare the principal of or any premium or interest on the debt securities due and payable;

•	if less than the principal amount, the portion of the principal payable upon acceleration of the debt securities following an event of default;

•	whether the debt securities are to be issued in whole or in part in the form of one or more global securities;

•	whether the provisions described under the heading “— Defeasance Provisions” apply to the debt securities;

•	the name and address of the trustee with respect to the debt securities; and

•	any other terms of the debt securities.

Redemption

The prospectus supplement will describe the provisions, if any, for redemption of the debt securities at our option.

Unless otherwise described in the prospectus supplement, we are not required to make mandatory redemption or sinking fund payments. The prospectus supplement will describe the provisions, if any, regarding sinking fund provisions.

The indenture provides that, with respect to sinking fund payments, we may:

•	deliver outstanding debt securities, with similar terms, of a series (other than any previously called for redemption), and

•

apply as a credit debt securities, with similar terms, of a series which have been redeemed either (i) at our election pursuant to the terms of those debt securities, or (ii) through the application of permitted optional sinking fund payments pursuant to the terms of those debt securities, in each case, in satisfaction of all or any part of any required sinking fund payment with respect to the debt securities, with similar terms, of the same series.

The indenture provides that, if less than all of the debt securities with similar terms of any series are to be redeemed at any time, selection of the debt securities for redemption will be made by the trustee on:

•	a pro rata basis (and in a manner that complies with applicable legal and stock exchange requirements, if any); or

•	by any other method as the trustee shall deem fair and appropriate.

Portions of the debt securities selected for redemption shall be in amounts of $1,000 or in multiples of $1,000, except that if all of the debt securities of a holder are to be redeemed, the entire outstanding amount shall be redeemed.

Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at its registered address. If any debt security is to be redeemed in part only, the notice of redemption that relates to the debt security shall state the portion of the principal amount of the debt security to be redeemed. A new debt security, with similar terms and of the same series, in principal amount equal to the unredeemed portion of the original debt security, if any, will be issued in the name of the holder of the original debt security upon cancellation of the original debt security.

On and after the redemption date, interest will no longer accrue on the debt securities or any part of the debt securities called for redemption unless we default in the payment of the redemption price and accrued interest.

Conversion and Exchange

Unless otherwise described in the prospectus supplement, the debt securities are not convertible or exchangeable for common stock of UnitedHealth Group.

Certain Covenants

Merger, Consolidation, or Sale of Assets. The indenture provides that we may not consolidate or merge with or into another company or sell or lease all or substantially all of our property or assets to another company unless:

•

we are the continuing corporation, or the successor corporation is a domestic corporation and expressly assumes the payment of principal and interest on the debt securities and the performance and observance of all the covenants and conditions of the indenture binding on us; and

•	immediately after such transaction, we are not, or the successor corporation is not, in default in the performance of a covenant or condition in the indenture.

Reports. The indenture provides that as long as any debt securities are outstanding, we will file with the trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents and other reports which we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. The filing of such reports, information and documents with the SEC will constitute filing of such reports, information and documents with the trustee; provided, however, that we will provide a physical or electronic copy thereof to the trustee promptly following a request therefor from the trustee.

Absence of Certain Covenants. The prospectus supplement will specify any additional restrictive covenants applicable to the debt securities. Except as may be described in the applicable prospectus supplement, we are not restricted by the indenture from, among other things, incurring, assuming or becoming liable for any type of debt or other obligations, from entering into sale-leaseback transactions, from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock, making investments, selling or leasing less than substantially all of our assets or granting liens on our assets. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity.

Events of Default; Remedies

The indenture provides that any of the following constitutes an event of default with respect to the debt securities of any series:

•	failure to pay interest on any debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of or premium, if any, on any debt security of that series when due;

•	failure to deposit any mandatory sinking fund payment when due on debt securities of that series;

•	failure to comply with the provisions described above under the heading “— Certain Covenants —Merger, Consolidation, or Sale of Assets”;

•

failure by us to comply with any of our other agreements in the indenture or the debt securities for 60 days after notice from the trustee or holders of at least 25% in principal amount of the outstanding debt securities of that series;

•	certain events of bankruptcy or insolvency with respect to UnitedHealth Group; and

•	any other event of default that may be specified for the debt securities of that series when that series is created.

If an event of default under the indenture occurs on outstanding debt securities of a particular series and continues, the trustee or holders of at least 25% in principal amount of that series of debt securities may declare the principal amount of all debt securities in that series to be due and payable immediately. Under certain circumstances, holders of a majority in principal amount of the debt securities of a series may rescind a declaration.

Notwithstanding the foregoing, in the case of an event of default arising from certain events of bankruptcy or insolvency with respect to UnitedHealth Group, all principal, premium, if any, and interest on outstanding debt securities will become due and payable without further action or notice.

Except in the case of a default in payment, the trustee may withhold notice if it determines that withholding notice is in the interests of the holders of the debt securities.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive the rights of all holders with respect to circumstances that constitute an event of default or will constitute an event of default with notice and the passage of time. The holders must waive the rights in a written notice to both us and the trustee. Holders of a majority in principal amount of the debt securities, however, may not waive the rights of all holders relating to these events if they involve a default in payment obligations or a provision of the indenture that cannot be modified or amended without the consent of each holder of debt securities of such series affected. Any waivers that are given will not apply to any subsequent default and will not impair any future rights if those types of defaults occur.

Holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the trustee with respect to the series. However, the trustee may refuse to follow any direction that conflicts with law or the indenture. The trustee may take any other action which it deems proper which is not inconsistent with any direction given.

A holder of any debt security of any series will have the right to institute any proceeding with respect to the indenture or for any remedy only if:

•	the holder gives written notice to the trustee of a continuing event of default under the indenture with respect to that series;

•

the holders of not less than 25% in principal amount of the outstanding debt securities of the series make a written request to the trustee to institute proceedings in respect of such event of default;

•	the holder or holders offer and, if requested, provide the trustee reasonable indemnity against any costs, expenses, and liabilities;

•	the trustee, for 60 days after its receipt of notice by the holder, has failed to institute any such proceeding; and

•	the trustee has not received directions inconsistent with the request from the holders of a majority in principal amount of the outstanding debt securities of the series during the 60-day period.

The indenture also provides that a holder may not use the indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.

We are required to deliver to the trustee an annual certificate, signed by an officer, stating that, to such officer’s knowledge, we are not in default in the performance or observance of the indenture, or, if a default or event of default has occurred, containing a description of any default or event of default.

Certain Provisions Applicable to Trustee

The indenture provides that prior to an event of default under the indenture, the trustee is required to perform only the specific duties stated in the indenture. Upon an event of default under the indenture, the trustee must exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The trustee may in good faith conclusively rely, as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the trustee which conform to the requirements of the indenture, upon the certificates and opinions. However, the trustee is required to examine the certificates and opinions to determine whether or not they conform to the requirements of the indenture.

The indenture provides that the trustee may resign at any time or may be removed by the holders of a majority in principal amount of the outstanding debt securities of a series with respect to that series or by us under certain circumstances by notice delivered to the trustee and us. The indenture also provides that the trustee must resign if it ceases to meet certain qualifications set forth in the indenture. In the event of a trustee’s resignation or removal, we or, if we fail to act, the holders of a majority in principal amount of the outstanding debt securities of the applicable series may appoint a successor trustee.

Defeasance Provisions

The indenture includes provisions allowing defeasance of the debt securities. Defeasance means that we may discharge our entire indebtedness under an agreement, in this case the indenture, if specific acts are performed. Specifically, the indenture provides that:

•

we shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of a series, and to have satisfied all of our other obligations under the debt securities of that series and the indenture as it relates to that series, also known as legal defeasance, and

•

we may omit to comply with certain restrictive covenants under the indenture and shall have no liability in respect of any term, condition or limitation set forth in any such restrictive covenant, and such omission to comply shall not constitute a default or an event of default with respect to a series of debt securities under the indenture, also known as covenant defeasance, provided that the following conditions shall have been satisfied:

•

we deposit with the trustee, in trust, sufficient money or government obligations to pay the principal, interest, any premium and any other sums due on a series of debt securities on the dates that the payments are due under the indenture and the terms of the debt securities of the series;

•	no event of default or default under the indenture shall have occurred and be continuing on the date of the deposit;

•

we shall have delivered to the trustee an opinion of counsel which states that (i) holders of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and (ii) after the 91st day following the deposit, the deposited funds will not be subject to the effect of any applicable bankruptcy law;

•

the defeasance shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•

we shall have delivered an officers’ certificate that states that the deposit was not made with the intent of preferring the holders of the debt securities of the series to be defeased over our other creditors; and

•

we shall have delivered an officers’ certificate and an opinion of counsel that state that all conditions precedent applicable to the legal defeasance or the covenant defeasance, as the case may be, have been satisfied.

Modification and Amendment of Indenture

Under the indenture, our rights and obligations and the rights of the holders of debt securities may be changed. Certain changes require the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities affected by the modification or amendment. The following changes, however, may not be made without the consent of each holder of the outstanding debt securities:

•	changes to the stated maturity date of the principal or any interest installment;

•	reductions in the principal amount or interest due;

•	changes to the place of payment or form of currency regarding payment of principal;

•	impairment of the right to institute suit for the enforcement of payment;

•	reduction of the stated percentage of outstanding debt securities necessary to modify the indenture; or

•

modifications to any of these requirements, or modifications to reduce the percentage of outstanding debt securities necessary to waive compliance with certain provisions of the indenture or to waive certain defaults.

Governing Law

The indenture is governed by and will be construed in accordance with New York law.

Book-Entry Issuance, Clearing and Settlement

Unless otherwise provided in the related prospectus supplement, the securities of each series offered by means of this prospectus will be issued in the form of one or more fully registered global securities, without coupons, each of which we refer to as a “global security.” Each such global security will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC, another nominee of DTC or a successor of DTC or its nominee. So long as Cede & Co., as the nominee of DTC, is the sole registered owner of any global security, Cede & Co. for all purposes will be considered the sole holder of that global security. Except under the limited circumstances described in this prospectus or in the relevant prospectus supplement, owners of beneficial interests in a global security will not be entitled to have certificates registered in their names, will not receive delivery of physical certificates, and will not be considered the holder thereof.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among participants in deposited securities through electronic book-entry charges to accounts of its participants, thereby eliminating the need for physical movement of securities certificates. The rules applicable to DTC and its participants are on file with the SEC.

Beneficial owners that are DTC participants may hold their interest in a global security directly through DTC. Beneficial owners that are not DTC participants may hold their interest in a global security indirectly through direct participants of DTC or through certain clearing systems, banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, and have indirect access to DTC (each such entity an “indirect participant”), including Euroclear Bank S.A./ N.V. and Clearstream Banking S.A. Unless and until definitive securities are issued, all references to actions by holders of securities issued in global form refer to actions taken by DTC upon instructions from its participants, and all references herein to payments and notices to the holders refer to payments and notices to DTC or its nominee, as the registered holder of the offered securities.

Beneficial interests in a global security will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and its participants, both direct and indirect. When you purchase securities through the DTC system, the purchases must be made by or through a direct DTC participant, which will receive credit for the securities in its account on DTC’s records. When you actually purchase the securities, you will become their beneficial owner. Your ownership interest will be recorded only on the direct or indirect DTC participants’ records. DTC will have no knowledge of your individual ownership of the securities. DTC’s records will show only the identity of the direct DTC participants and the amount of the securities held by or through them.

You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these confirmations and account statements from the direct or indirect DTC participant through which you purchase the securities. The direct or indirect DTC participants are responsible for keeping accurate account of the holdings of their customers. The trustee will wire payments on the securities to the DTC nominee that is the registered holder of the securities. We and the trustee will treat DTC or its nominee as the owner of each global security for all purposes. Accordingly, none of us, the trustee and any paying agent will have any direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices will be sent by us directly to DTC or its nominee, which will, in turn, inform the direct DTC participants, which will then contact beneficial owners holding interests in the securities through them.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between direct DTC participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of and interest on the securities. Direct and indirect DTC participants with which investors have accounts with respect to the securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective investors.

As DTC can act only on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of an interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in definitive form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons may be limited.

DTC has advised us that it will take any action permitted to be taken by a holder of securities under the terms and conditions of the securities (including, without limitation, the presentation of securities for exchange) only at the direction of one or more of the direct DTC participants to whose accounts with DTC interests in the relevant securities are credited, and only in respect of the portion of the aggregate principal amount of the securities as to which that direct DTC participant or those direct DTC participants has or have given the direction. However, in certain circumstances described below, DTC will exchange the global securities held by it for certificated securities, which it will distribute to the direct DTC participants.

It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts, to proportionately credit direct DTC participants’ accounts on the payment date based on their holdings of the relevant securities. In addition, it is DTC’s current practice to pass through any consenting or voting rights to such direct DTC participants by using an omnibus proxy. Consequently, those direct DTC participants should, in turn, based on customary practices, make payments to and solicit votes from beneficial owners of securities who have accounts directly with them. Payments to you with respect to your beneficial interest in any securities will be the responsibility of the direct and indirect DTC participants with which you have an account, and not of DTC, the trustee or UnitedHealth Group.

DTC may discontinue providing its services as securities depositary with respect to securities at any time by giving us reasonable notice.

Securities represented by one or more global securities will be exchangeable for definitive securities, that is, certificated securities, with the same terms in authorized denominations only if:

•	DTC is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us;

•	we decide to discontinue the book-entry system; or

•	an event of default with respect to the securities entitling holders of such securities to accelerate the maturity thereof has occurred and is continuing.

If a global security is exchanged for definitive securities, the trustee will keep the registration books for the securities at its corporate office and follow customary practices and procedures regarding those certificated securities.

DESCRIPTION OF PREFERRED STOCK

Our certificate of incorporation, or charter, authorizes our board of directors to create and provide for the issuance of preferred stock, par value $0.001 per share, without the approval of our shareholders, subject to any applicable rights of holders of any shares of preferred stock outstanding from time to time. Our board of directors is authorized from time to time to provide for the issuance of shares of preferred stock in one or more series, and to fix the relative rights and preferences of each such series, including, without limitation, dividend rights, redemption rights, conversion privileges, liquidation rights and the terms of any sinking fund provided for the redemption or purchase of shares of such series.

We are currently authorized to issue up to 10,000,000 shares of preferred stock under our charter. As of the date of this prospectus, we did not have any shares of preferred stock outstanding.

The transfer agent and registrar for a particular series of preferred stock will be set forth in the applicable prospectus supplement.

The statements above describing the preferred stock are subject to and qualified in all respects by reference to the applicable provisions of our charter and bylaws and the relevant provisions of Delaware law. You can view copies of our charter and bylaws as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF COMMON STOCK

We are currently authorized to issue up to 3,000,000,000 shares of common stock, par value $0.01 per share, under our charter. As of January 31, 2020, we had outstanding 948,573,372 shares of our common stock. Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock.

Holders of shares of our common stock are entitled to one vote per share on all matters to be voted on by shareholders. Except with respect to the election of directors, each matter submitted to a vote of our shareholders will be decided by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote on that matter. Each director is elected by the vote of the majority of the votes cast with respect to such director, unless the number of director nominees exceeds the number of directors to be elected, in which event directors are elected by a plurality of the votes present and entitled to vote on the election of directors. Our shareholders are not entitled to cumulate their votes for the election of directors.

Our common stock is not redeemable, has no subscription or conversion rights and does not entitle the holders thereof to any preemptive rights to subscribe for any shares of any class or series of our capital stock, whether now or hereafter authorized, or for any obligations convertible into shares of any class or series of our capital stock, whether now or hereafter authorized. The holders of our common stock are entitled to receive such dividends, if any, as may be declared by our board of directors in its discretion out of funds legally available therefor. Subject to the rights of any preferred stock outstanding, upon liquidation or dissolution of UnitedHealth Group, the holders of our common stock are entitled to receive on a pro rata basis all assets remaining for distribution to shareholders.

Our charter and bylaws contain provisions that could have the effect of delaying or deferring a change in control of our company, including provisions that:

•

afford our board of directors broad discretion to authorize undesignated preferred stock, which allows the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any unsolicited attempt to change control of our company;

•	provide that any vacancy on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors then in office, and not by the shareholders; and

•

establish advance notice requirements for shareholders to nominate candidates for election as directors at any meeting of shareholders or to present any other business for consideration at any meeting of shareholders.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “UNH.” EQ Shareowner Services is the transfer agent and registrar for our common stock.

The above description of our common stock is a summary and is subject to and qualified in all respects by reference to the applicable provisions of our charter and bylaws and the relevant provisions of Delaware law. You can view copies of our charter and bylaws as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF WARRANTS

We may issue warrants, in one or more series, for the purchase of debt securities, shares of our preferred stock or shares of our common stock. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. In addition to this summary, you should refer to the relevant prospectus supplement and the detailed provisions of the relevant warrant agreement for complete terms of the warrants and the warrant agreement. Unless otherwise specified in a prospectus supplement accompanying this prospectus, each warrant agreement will be between us and a banking institution organized under the laws of the United States or a state thereof as warrant agent. In connection with an offering of our warrants, a form of warrant agreement will be filed with the SEC as an exhibit to the registration statement by post-effective amendment or to a Current Report on Form 8-K.

Warrants will be evidenced by warrant certificates. Unless otherwise specified in the applicable prospectus supplement, the warrant certificates may be traded separately from the debt securities, preferred stock or common stock, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant will not have any of the rights of a holder of our debt securities, preferred stock or common stock and will not be entitled to any payments on any debt securities, preferred stock or common stock issuable upon exercise of the warrants.

The prospectus supplement relating to a particular series of warrants to issue debt securities, preferred stock or common stock will describe the terms of those warrants, including the following, where applicable:

•	the title and the aggregate number of warrants;

•	the offering price for the warrants (if any);

•	the designation and terms of the securities purchasable upon exercise of the warrants;

•	the dates on which the right to exercise such warrants commence and expire;

•	the price or prices at which such warrants are exercisable;

•	the currency or currencies in which the offering price (if any) and the exercise price for such warrants are payable;

•	the periods during which and the places at which such warrants are exercisable;

•	the date (if any) on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

•	the redemption or call provisions (if any) applicable to the warrants;

•	the identity of the warrant agent;

•	the exchanges (if any) on which such warrants may be listed;

•	information with respect to book-entry procedures, if any;

•	a discussion of material U.S. federal income tax considerations; and

•	any other terms of or material information about such warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF GUARANTEES

Any guarantees that we issue from time to time for the benefit of holders of specified underlying securities will include the following terms and conditions, as well as any additional terms specified in the accompanying prospectus supplement.

A guarantee will provide that we unconditionally guarantee the payment of the principal, interest (if any), premium (if any) and all other amounts due under the applicable underlying securities when the same will become due and payable, whether at maturity, pursuant to mandatory or optional prepayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable underlying securities. Any guarantee will be unconditional irrespective of the validity or enforceability of the applicable underlying security, any change or amendment thereto or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of a guarantor. Unless otherwise provided in the accompanying prospectus supplement, we will not waive presentment or demand of payment or notice with respect to the applicable underlying security.

We will be subrogated to all rights of the holders of the applicable underlying securities in respect of any amounts paid by us pursuant to the provisions of a guarantee, except to the extent otherwise stated in a prospectus supplement. The guarantees will continue to be effective or reinstated, as the case may be, if at any time any payment made by the issuer of the applicable underlying security is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of UnitedHealth Group, the issuer of the applicable underlying security or otherwise.

PLAN OF DISTRIBUTION

We may sell the securities:

•	through underwriters, dealers or agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

We will describe in the applicable prospectus supplement the particular terms of the offering of securities, including the following:

•	the names of any underwriters;

•	the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities may be listed; and

•	any other information we think is important.

If we use underwriters in the sale, such underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to specified conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We may sell offered securities through agents designated by us from time to time. Any agent involved in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the applicable prospectus supplement. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

We also may sell offered securities directly to one or more purchasers.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933, as amended, or the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make relating to those liabilities.

Unless indicated in the applicable prospectus supplement, we do not expect to list the securities on a securities exchange.

To facilitate the offering of the securities, any underwriters, dealers or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids.

Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

LEGAL MATTERS

Unless provided otherwise in the applicable prospectus supplement, opinions regarding the validity of the securities offered will be provided for us by Hogan Lovells US LLP, Washington, D.C., and by Kuai H. Leong, our Deputy General Counsel. Ms. Leong is a full-time employee of ours and owns shares of our common stock and participates in various employee stock-based benefit plans. Unless provided otherwise in the applicable prospectus supplement, certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of UnitedHealth Group Incorporated’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$5,000,000,000

$   500,000,000 1.250% Notes due January 15, 2026

$1,250,000,000 2.000% Notes due May 15, 2030

$1,000,000,000 2.750% Notes due May 15, 2040

$1,250,000,000 2.900% Notes due May 15, 2050

$1,000,000,000 3.125% Notes due May 15, 2060

PROSPECTUS SUPPLEMENT

May 13, 2020

Joint Book-Running Managers

Barclays	BofA Securities	Deutsche Bank Securities	Goldman Sachs & Co. LLC

Morgan Stanley	US Bancorp	Wells Fargo Securities

Citigroup	Credit Suisse	J.P. Morgan

Mizuho Securities	RBC Capital Markets	SunTrust Robinson Humphrey

Senior Co-Managers

BNY Mellon Capital Markets, LLC	HSBC	KeyBanc Capital Markets
PNC Capital Markets LLC	Santander	TD Securities

Co-Managers

Academy Securities	Bancroft Capital	BMO Capital Markets	Drexel Hamilton	Fifth Third Securities

Huntington Capital Markets	Loop Capital Markets	MUFG	Regions Securities LLC